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                      CONSENT OF INDEPENDENT ACCOUNTANTS






TO THE BOARD OF DIRECTORS
SPS TECHNOLOGIES, INC.




We consent to the incorporation by reference in this Registration Statement of SPS Technologies, Inc. on Form S-8 (File No. 33-_____) of our report dated February 10, 1995, (which includes an explanatory paragraph regarding the Company's change in method of accounting for income taxes and post retirement benefits other than pensions in 1992) on our audits of the consolidated financial statements and financial statement schedules of SPS Technologies, Inc. and subsidiaries as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, which report is included in the SPS Technologies, Inc. Annual Report on Form 10-K for the year ended December 31, 1994.



                                                     COOPERS & LYBRAND, L.L.P.










2400 Eleven Penn Center
Philadelphia, Pennsylvania


September 1,  1995




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